Exhibit 99.1

News Release

Contact:          Chris Ripley, Chief Financial Officer

Lucy Rutishauser, SVP-Corporate Finance & Treasurer

(410) 568-1500

SINCLAIR REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS AND INCREASES QUARTERLY CASH DIVIDEND PER SHARE

•              REPORTS $0.42 DILUTED EARNINGS PER SHARE

•              INCREASES CASH DIVIDEND PER SHARE 10% TO $0.165 PER QUARTER

BALTIMORE (August 6, 2014) — Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three and six months ended June 30, 2014.

“We are excited to report better than expected second quarter results on stronger core advertising and digital interactive revenues, as well as lower television operating expenses,” commented David Smith, President and CEO of Sinclair.  “With the acquisition of Allbritton now complete, our focus will be on rationalizing and strengthening the portfolio, building upon our existing television station platform as it relates to investments in digital interactive and news content, and expanding our recently launched collegiate sports initiative.  At the same time, we will continue to push for regulatory reform and building the next generation broadcast platform, both of which will allow us to more effectively compete with other forms of media.”

Three Months Ended June 30, 2014 Financial Results:

•                  Net broadcast revenues from continuing operations increased 44.7% to $404.2 million, versus $279.3 million in the prior year period.

•                  Operating income was $103.0 million, an increase of 22.3% versus $84.3 million in the prior year period.

•                  Net income attributable to the Company was $41.3 million, versus net income of $17.8 million in the prior year period.

•                  Diluted earnings per common share was $0.42 compared to $0.19 in the prior year period.

Six Months Ended June 30, 2014 Financial Results:

•                  Net broadcast revenues from continuing operations increased 46.2% to $778.0 million, versus $532.2 million in the prior year period.

•                  Operating income was $184.0 million, an increase of 24.4% versus $147.9 million in the prior year period.

•                  Net income attributable to the Company was $68.5 million, versus net income of $34.8 million in the prior year period.

•                  Diluted earnings per common share was $0.69 compared to $0.40 in the prior year period.

Three Months Ended June 30, 2014 Operating Highlights:

•                  Political revenues were $11.6 million versus $1.5 million in the second quarter of 2013.

•                  Local net broadcast revenues, which include local time sales, retransmission revenues, and other broadcast revenues, were up 47.0% versus the second quarter of 2013, while national net broadcast revenues, which include national time sales and other national broadcast revenues, were up 36.3% versus the second quarter of 2013.

•                  Excluding political revenues, local net broadcast revenues increased 46.2% and national net broadcast revenues increased 23.2% versus the second quarter of 2013.

•                  Our fastest growing advertising categories included political, automotive, medical, fast food and travel/leisure.  Categories that declined were direct response, retail, and restaurants versus second quarter of 2013.

Recent Corporate Developments

•                  In May 2014, the Company announced the launch of ONE Media, LLC, a joint venture between Coherent Logix and Sinclair with a vision to build the “Next Generation Broadcast Platform,” enabling broadcasting to be competitive across all platforms.  This broadcast platform will support all business models, whether fixed services to the home, portable services within the home, or nomadic services outside the home.

•                  In July 2014, the Company announced that effective September 1, 2014, WTOV-TV in the Wheeling, WVA/Steubenville, OH market will be adding the FOX affiliation to the station’s channel line-up, in addition to carrying the NBC affiliation and MeTV.

•                  In July 2014, the Company announced that it was launching the American Sports Network (“ASN”), a collegiate sports initiative to be broadcast on a number of our broadcast television stations and entered into comprehensive sports rights agreements with a number of distinguished NCAA Division I conferences, including Conference USA, the Colonial Athletic Association, Big South Conference, Southern Conference and Patriot League.

•                  In July 2014, the Company received initial grant by the FCC of its approval for its previously announced acquisition of WGXA-TV (FOX/ABC) in Macon, GA.  The Company expects to close the acquisition on September 1, 2014.

•                  On July 31, 2014, the Company closed on its previously announced $985.0 million acquisition of the Allbritton television stations and simultaneously sold the non-license assets of WTAT-TV (FOX) in Charleston, SC, which the Company had operated pursuant to a local marketing agreement, for $14.0 million.  In addition, the Company announced that it sold WHTM-TV (ABC) in Harrisburg to Media General for $83.4 million, the closing which will occur upon Media General’s receipt of FCC approval.

Balance Sheet and Cash Flow Highlights:

•                  Debt on the balance sheet, net of $395.5 million in cash and cash equivalents, was $2,719.4 million at June 30, 2014 versus net debt of $2,709.7 million at March 31, 2014.

•                 On July 23, 2014, the Company completed an offering of $550.0 million of Senior Unsecured Notes due 2024 (“the Notes”).  The Notes were priced at 100% of their par value and bear interest at 5.625%.  The proceeds were used to fund the Allbritton acquisition and for general corporate purposes.

•                  On July 31, 2014, the Company completed an amendment and restatement of its bank credit facility in which $400.0 million of incremental tranche B term loans were raised and $327.7 million of drawn and delayed draw tranche A term loan commitments were converted into revolving commitments.  In addition, certain terms within the bank credit agreement were amended to add operating flexibility, including eliminating certain financial maintenance covenants.  The proceeds will be used to fund the Allbritton acquisition and for general corporate purposes.

•                  As of June 30, 2014, 71.4 million class A common shares and 26.0 million class B common shares were outstanding, for a total of 97.4 million common shares outstanding.

•                  In June 2014, the Company paid a $0.15 per share quarterly cash dividend to its shareholders.

•                  In August, the Company increased the quarterly cash dividend by 10%, raising the per share dividend from $0.15 to $0.165, beginning with the dividend payable September 15, 2014.

•                  Capital expenditures in the second quarter of 2014 were $14.7 million.

•                  Program contract payments were $23.4 million in the second quarter of 2014.

Notes:

Presentation of financial information for the prior year has been reclassified to conform with the presentation of generally accepted accounting principles for the current year.

Outlook:

The following acquisitions closed during 2013 and, therefore, the results of these acquired stations were not included in the corresponding 2013 periods, pre-acquisition: the COX stations (May 1, 2013), WUTB (June 3, 2013), the Fisher stations (August 8, 2013), the Titan and El Paso stations (October 1, 2013), the Portland, ME station (November 1, 2013), the Reno, NV station (November 21, 2013), and the Barrington stations (November 22, 2013).  The Allbritton, Macon and New Age stations are not included in the Outlook section.

“The second half of the year should benefit from the mid-term political elections, as well as new programming for the start of the Fall season,” commented David Amy, Executive Vice President and Chief Operating Officer.  “Local advertising continues to grow by low single digit percents and, although national has recently started to show improvements, it is still pacing weaker than last year, leading us to remain cautious on our outlook.”

The Company currently expects to achieve the following results for the three months ending September 30, 2014 and year ending December 31, 2014:

Third Quarter 2014

•                  Net broadcast revenues from continuing operations, before barter, are expected to be approximately $407.0 million to $409.6 million, up 34.3% to 35.2% year-over-year.  Embedded in these anticipated results are:

•                  $26.5 million in political revenues as compared to $2.7 million in the third quarter of 2013.

•                  Barter and trade revenue are expected to be approximately $28.1 million.

•                  Barter expense is expected to be approximately $25.1 million.  Trade expense is included in television expenses (defined below).

•                  Station production expenses and station selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense of $3.0 million, are expected to be approximately $226.4 million.  Trade expense has historically been forecasted with barter expense but is currently forecasted in television expenses.

•                  Stock-based compensation expense is expected to be $1.4 million.

•                  Program contract amortization expenses are expected to be approximately $27.0 million.

•                  Program contract payments are expected to be approximately $22.5 million.

•                  Corporate overhead is expected to be approximately $16.7 million, which includes $1.5 million of stock-based compensation.

•                  Other operating division revenues less other operating division expenses are expected to be $4.0 million of income, assuming current equity interests.

•                  Depreciation on property and equipment is expected to be approximately $24.2 million, assuming the capital expenditure assumption below.

•                  Amortization of acquired intangibles is expected to be approximately $25.2 million.

•                  Net interest expense is expected to be approximately $47.8 million, assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section and the recent financings.

•                  Cash taxes paid are expected to be approximately $33.6 million, based on the assumptions discussed in this “Outlook” section.  The Company’s effective tax rate is expected to be approximately 36.2%.

•                  Capital expenditures are expected to be approximately $26.5 million, which includes ASN capital requirements.

Full Year 2014

•                  Barter and trade revenue is expected to be approximately $121.1 million.

•                  Barter expense is expected to be approximately $108.7 million.

•                  Station production expenses and station selling, general and administrative expenses (together, “television expenses”), excluding barter expense but including trade expense of $12.3 million, are expected to be approximately $884.9 million.

•                  Stock-based compensation expense is expected to be $5.5 million.

•                  Program contract amortization expense is expected to be approximately $103.9 million.

•                  Program contract payments are expected to be approximately $93.4 million.

•                  Corporate overhead is expected to be approximately $65.4 million.

•                  Stock-based compensation expense is expected to be approximately $8.7 million.

•                  Other operating division revenues less other operating division expenses are expected to be $13.9 million of income, assuming current equity interests.

•                  Depreciation on property and equipment is expected to be approximately $97.8 million, assuming the capital expenditure assumption below.

•                  Amortization of acquired intangibles is expected to be approximately $100.3 million.

•                  Net interest expense is expected to be approximately $177.7 million (approximately $168.5 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section and the recent financings.

•                  The Company’s effective tax rate is expected to be approximately 35.6%.

•                  Capital expenditures are expected to be $73.0 million, which assumes investments in HD news, master control upgrades, building consolidation projects, and ASN capital requirements.

“Discontinued Operations” accounting has been adopted in the financial statements for all periods presented in this press release for the sale of WLAJ-TV, our ABC affiliate in Lansing, Michigan which closed in March 2013, and for the sale of WLWC-TV, our CW affiliate in the Providence, RI/New Bedford, MA market, which closed in April 2013.  Therefore, the related results from operations, net of related income taxes, have been reclassified from income from continuing operations and reflected as net income from discontinued operations.  Prior current year amounts have been reclassified to conform to current year GAAP presentation.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its second quarter 2014 results on Wednesday, August 6, 2014, at 9:30 a.m. ET.  After the call, an audio replay will be available at www.sbgi.net under “Investor Information/Earnings Webcast.”  The press and the public will be welcome on the call in a listen-only mode.  The dial-in number is (877) 407-8033.

About Sinclair:

Sinclair Broadcast Group, Inc. is the largest and one of the most diversified television broadcasting companies with affiliations with all the major networks.  Sinclair’s television group will reach approximately 38.9% of U.S. television households, after pending transactions.    The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results.  When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements.  Such statements are subject to a number of risks and uncertainties.  Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to, the impact of changes in national and regional economies, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast, our ability to integrate acquired businesses and maximize operating synergies, our ability to obtain necessary governmental approvals and financing for announced acquisitions, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market’s acceptance of new programming and performance of, the CW Television Network and MyNetworkTV programming, our news share strategy, our local sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, and any other risk factors set forth in the Company’s most recent reports on Form 10-Q, Form 10-K and Form 8-K, as filed with the Securities and Exchange Commission.  There can be no assurances that the assumptions and other factors referred to in this release will occur.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries

Preliminary Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES:
Station broadcast revenues, net of agency commissions	$404,151	$279,270	$778,032	$532,195
Revenues realized from station barter arrangements	33,336	22,047	57,361	40,277
Other operating divisions revenues	17,649	12,837	32,391	24,300
Total revenues	455,136	314,154	867,784	596,772
OPERATING EXPENSES:
Station production expenses	134,303	85,694	261,342	166,127
Station selling, general and administrative expenses	82,595	53,297	164,520	105,235
Expenses recognized from station barter arrangements	29,528	19,382	51,005	35,396
Amortization of program contract costs and net realizable value adjustments	23,574	18,656	47,515	37,517
Other operating divisions expenses	14,453	10,736	26,778	20,605
Depreciation of property and equipment	25,252	15,105	49,630	29,700
Corporate general and administrative expenses	17,403	11,447	33,238	22,697
Amortization of definite-lived intangible and other assets	24,989	15,557	49,717	31,559
Total operating expenses	352,097	229,874	683,745	448,836
Operating income	103,039	84,280	184,039	147,936
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(40,121)	(45,465)	(79,659)	(83,162)
Loss from extinguishment of debt	—	(16,283)	—	(16,283)
Income (loss) from equity and cost method investments	742	(404)	840	(1,456)
Other income, net	1,015	482	1,932	939
Total other expense	(38,364)	(61,670)	(76,887)	(99,962)
Income from continuing operations before income taxes	64,675	22,610	107,152	47,974
INCOME TAX PROVISION	(23,074)	(9,654)	(37,894)	(18,503)
Income from continuing operations	41,601	12,956	69,258	29,471
DISCONTINUED OPERATIONS:
Income from discontinued operations, includes income tax benefit (provision) of $0, $4,973, $0 and $4,682, respectively	—	5,103	—	5,458
NET INCOME	41,601	18,059	69,258	34,929
Net income attributable to the noncontrolling interests	(266)	(233)	(765)	(106)
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$41,335	$17,826	$68,493	$34,823
Dividends declared per share	$0.15	$0.15	$.30	$0.30

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share from continuing operations	$0.43	$0.14	$0.70	$0.34
Basic earnings per share from discontinued operations	$—	$0.06	$—	$0.06
Basic earnings per share	$0.43	$0.19	$0.70	$0.40
Diluted earnings per share from continuing operations	$0.42	$0.14	$0.69	$0.34
Diluted earnings per share from discontinued operations	$—	$0.05	$—	$0.06
Diluted earnings per share	$0.42	$0.19	$0.69	$0.40
Weighted average common shares outstanding	97,174	92,083	97,994	86,667
Weighted average common and common equivalent shares outstanding	97,864	93,604	98,678	87,844

AMOUNTS ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP COMMON SHAREHOLDERS:
Income from continuing operations, net of tax	$41,335	$12,723	$68,493	$29,365
Income (loss) from discontinued operations, net of tax	—	5,103	—	5,458
Net income	$41,335	$17,826	$68,493	$34,823

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